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                                                                    Exhibit 23.3

                              CONSENT OF COUNSEL

     Myers, Hawley, Morley, Myers & McDonnell, hereby consents to the use of its name under the headings "Legal Opinions" and "Certain Federal Income Tax Consequences of the Merger" in the Prospectus constituting a part of Amendment No. 1 to the Form S-4 Registration Statement, No. 33-64649, of TMS, Inc., and further consents to the filing of its opinion of counsel as an exhibit to such Registration Statement.

                             MYERS, HAWLEY, MORLEY, MYERS & MCDONNELL

                             /s/ Myers, Hawley, Morley, Myers & McDonnell

Los Altos, California
January 19, 1996